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                                                                   Exhibit 10.10

                           Loan and Security Agreement

Borrower:      SkillSoft Corporation
Address:       20 Industrial Park Drive
               Nashua, NH  03062

Date:          June 18, 1999

This Loan and Security Agreement is entered into on the above date between GREYROCK CAPITAL, a Division of NationsCredit Commercial Corporation ("GC"), whose address is 10880 Wilshire Boulevard, Suite 1850, Los Angeles, California 90024 and the borrower named above ("Borrower"), whose chief executive office is located at the above address ("Borrower's Address"). NationsCredit Commercial Corporation is hereinafter referred to as "GC". The Schedule to this Agreement (the "Schedule") being signed concurrently is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1.   LOANS.

     1.1 LOANS. GC will make loans to Borrower (the "Loans"), up to the amounts (the "Credit Limit") shown on the Schedule, provided no Default or Event of Default has occurred and is continuing. If at any time or for any reason the total of all outstanding Loans and all other Obligations exceeds the Credit Limit, Borrower shall pay the amount of the excess to GC, without notice or demand*.

     *WITHIN ONE BUSINESS DAY

     1.2 INTEREST. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement or in another written agreement signed by GC and Borrower. Interest shall be payable monthly, on the last day of the month. Interest may, in GC's discretion, be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans.

     1.3 FEES. Borrower shall pay GC the fee(s) shown on the Schedule, which are in addition to all interest and other sums payable to GC and are not refundable.

2.   SECURITY INTEREST.

     2.1 SECURITY INTEREST. To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to GC a security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and


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wherever located (collectively, the "Collateral"): All Inventory, Equipment,
Receivables, Investment Property and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, all money, all collateral in which GC is granted a security interest pursuant to any other present or future agreement, all property now or at any time in the future in GC's possession, and all proceeds (including proceeds of any insurance policies, proceeds of letters of credit, proceeds of proceeds and claims against third parties), all products of the foregoing, and all books and records related to any of the foregoing.

3.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

     In order to induce GC to enter into this Agreement and to make Loans, Borrower represents and warrants to GC as follows, and Borrower covenants that the following representations will continue to be true,* and that Borrower will at all times comply with all of the following covenants:

     *(EXCEPT AS EXPRESSLY PROVIDED BELOW FOR CHANGES PURSUANT TO WRITTEN NOTICE BY BORROWER TO GC)

     3.1 CORPORATE EXISTENCE AND AUTHORITY. Borrower, if a corporation, is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on Borrower. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), (iii) do not violate Borrower's articles or certificate of incorporation, or Borrower's by-laws, or* any law or any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property, and (iv) do not constitute grounds for acceleration of any material agreement or instrument which is binding upon Borrower or its property.

     *TO BORROWER'S KNOWLEDGE

     3.2 NAME; TRADE NAMES AND STYLES. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower


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shall give GC 30 days prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

     3.3 PLACE OF BUSINESS; LOCATION OF COLLATERAL. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule *. Borrower will give GC at least 30 days' prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral** other than Borrower's Address or one of the locations set forth on the Schedule.

     *(EXCEPT FOR SALES OFFICES AT WHICH NOT MORE THAN $50,000 OF COLLATERAL IS LOCATED)

     **TO ANY NEW LOCATION NOT PREVIOUSLY REPORTED TO GC

     3.4 TITLE TO COLLATERAL; PERMITTED LIENS. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased by Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. GC now has, and will continue to have, a first- priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and borrower will at all times defend GC and the Collateral against all claims of others*. So long as any Loan is outstanding which is a term loan, none of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral** and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises**. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Borrower shall, whenever requested by GC, use its*** best efforts to cause such third party to execute and deliver to GC, in form acceptable to GC, such waivers and subordinations as GC shall specify, so as to ensure that GC's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Borrower will keep in full force and effect, and will comply with all the**** terms of, any lease of real property where any of the Collateral now or in the future may be located+.

     *WITH RESPECT TO THE COLLATERAL (EXCEPT FOR THOSE HOLDING PERMITTED LIENS)


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     **(UNLESS BORROWER PROVIDES GC WITH A LANDLORD WAIVER WITH RESPECT THERETO
IN FORM AND SUBSTANCE SATISFACTORY TO GC, IF SO REQUESTED BY GC, OR UNLESS THE SAME IS A SALES OFFICE AT WHICH NOT MORE THAN $50,000 OF COLLATERAL IS LOCATED)

     ***REASONABLE

     ****MATERIAL

     +EXCEPT FOR LEASES OF SALES OFFICES AT WHICH NOT MORE THAN $50,000 OF COLLATERAL IS LOCATED

     3.5 MAINTENANCE OF COLLATERAL. Borrower will maintain the *Collateral in good working condition, ordinary wear and tear excepted, and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise GC in writing of any material loss or damage to the Collateral. Borrower will maintain the validity of, and otherwise maintain, preserve and protect, its patents, trademarks, copyrights and other intellectual property in accordance with prudent business practices.**

     *EQUIPMENT AND OTHER TANGIBLE

     **HOWEVER, NOTHING CONTAINED IN THIS SECTION 3.5 WILL BE DEEMED TO PROHIBIT BORROWER FROM DISPOSING OF OBSOLETE EQUIPMENT AND OTHER TANGIBLE COLLATERAL, PROVIDED BORROWER REPLACES SAID EQUIPMENT WITH EQUIPMENT OF SUBSTANTIALLY SIMILAR FUNCTION.

     3.6 BOOKS AND RECORDS. Borrower has maintained and will maintain at Borrower's Address books and records* an accounting system in accordance with generally acceptable accounting principles.

     *WHICH ARE COMPLETE AND ACCURATE IN ALL MATERIAL RESPECTS AND WHICH
COMPRISE

     3.7 FINANCIAL CONDITION, STATEMENTS AND REPORTS. All financial statements now or in the future delivered to GC have been, and will be, prepared in conformity with generally accepted accounting principles and now and in the future will fairly reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to GC and the date hereof, there has been no material adverse change in the financial condition or business of Borrower. Borrower is now and will continue to be solvent.

     3.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Borrower has timely filed, and will timely file, all tax returns and reports required by applicable law, and


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Borrower has timely paid, and will timely pay, all applicable taxes, assessments, deposits and contributions now or in the future owed by Borrower*. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies GC in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or any other governmental agency. Borrower shall, at all times, utilize the services of an outside payroll service providing for the automatic deposit of all payroll taxes payable by Borrower.

     *(EXCEPT WHERE FAILURE TO DO SO WOULD NOT HAVE A MATERIAL ADVERSE EFFECT ON BORROWER AND WOULD NOT RESULT IN A LIEN ON ANY OF THE COLLATERAL, BUT ONLY SO LONG AS THE BORROWER MAINTAINS ADEQUATE RESERVES WITH RESPECT TO SUCH LIABILITIES IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES CONSISTENTLY APPLIED)

     3.9 COMPLIANCE WITH LAW. Borrower has complied, and will comply, in all material respects, with all provisions of all applicable laws and regulations, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and all environmental matters*.

     *WHICH ARE BINDING ON BORROWER

     3.10 LITIGATION. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which* result, either separately or in the aggregate, in any material adverse change in the financial condition or business of Borrower, or in any material impairment in the ability of Borrower to carry on its business in substantially the same manner as it is now being conducted. Borrower will promptly inform GC to writing of any claim, proceeding, litigation or investigation in the future, threatened or instituted by or against Borrower**.


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     *IS REASONABLY LIKELY TO

     **WHICH, IF DETERMINED ADVERSELY TO THE BORROWER, WOULD BE REASONABLY LIKELY TO RESULT IN (I) A JUDGMENT, LOSS OR PAYMENT OF $50,000 OR MORE, OR $100,000 OR MORE IN THE AGGREGATE, OR (II) A MATERIAL ADVERSE CHANGE IN THE BUSINESS OR CONDITION OF BORROWER, OR A MATERIAL IMPAIRMENT IN THE ABILITY OF BORROWER TO CARRY ON ITS BUSINESS IN SUBSTANTIALLY THE SAME MANNER AS IT IS NOW BEING CONDUCTED

     3.11 USE OF PROCEEDS. All proceeds of all Loans shall be used solely for lawful business purposes.

     3.12 YEAR 2000 COMPLIANCE. The Borrower has (i) initiated a review and assessment of all areas within its and each of its subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. The Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that such failure to do so could not reasonably be expected to have a material adverse effect. The Borrower will promptly notify GC in the event the Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect.

4.   RECEIVABLES AND INVESTMENT PROPERTY.

     4.1 REPRESENTATIONS RELATING TO RECEIVABLES. Borrower represents and warrants to GC that each Receivable with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, represent an undisputed, bona fide, existing, unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods* or the rendition of services, in the ordinary course of Borrower's business**.

     *, THE LICENSING OF SOFTWARE,


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     **(EXCEPT AS DISCLOSED TO AND APPROVED BY GC)

     4.2 REPRESENTATIONS RELATING TO DOCUMENTS AND LEGAL COMPLIANCE. Borrower represents and warrants to GC as follows: All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Receivables are and shall be true and correct and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all respects what they purport to be, and all signatories and endorsers* have the capacity to contract. All sales and other transactions underlying or giving rise to each Receivable shall comply with all applicable laws and governmental rules and regulations. All signatures and indorsements on all documents, instruments and agreements relating to all Receivables* are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

     *(TO THE BEST OF BORROWER'S KNOWLEDGE, FOR PARTIES OTHER THAN BORROWER)

     4.3 SCHEDULES AND DOCUMENTS RELATING TO RECEIVABLES AND INVESTMENT PROPERTY. Borrower shall deliver to GC transaction reports and loan requests, schedules and assignments of all Receivables, and schedules of collections, all on GC's standard forms*; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit GC's security interest and other rights in all of Borrower's Receivables, nor shall GC's failure to advance or lend against a specific Receivable affect or limit GC's security interest and other rights therein. Together with each such schedule and assignment, or later if requested by GC, Borrower shall furnish GC with copies (or, at GC's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Receivables, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to GC an aged accounts receivable trial balance in such form and at such intervals as GC shall** request***. In addition, Borrower shall deliver to GC the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Receivables, immediately upon receipt thereof and in the same form as received, with all necessary indorsements, and, upon the request of GC, Borrower shall deliver to GC all letters of credit and also all certificated securities with respect to any Investment Property, with all necessary indorsements, and obtain such account control agreements with securities intermediaries and take such other action with respect to any Investment Property, as GC shall request, in form and substance satisfactory to GC. Upon request of GC Borrower additionally shall obtain consents from any letter of credit issuers with respect to the assignment to GC of any letter of credit proceeds.


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     *,AS GC SHALL REASONABLE REQUEST

     **REASONABLY

     ***, PROVIDED THAT IF NO EVENT OF DEFAULT EXISTS, GC MAY NOT REQUEST THE FOREGOING MORE THAN ONCE A MONTH.

     4.4 COLLECTION OF RECEIVABLES AND INVESTMENT PROPERTY INCOME. Borrower shall have the right to collect all Receivables and retain all Investment Property payments and distributions, unless and until a Default or an Event of Default has occurred. Borrower shall hold all payments on, and proceeds of, and distributions with respect to, Receivables and Investment Property in trust for GC, and Borrower shall deliver all such payments, proceeds and distributions to GC, within one business day after receipt of the same, in their original form, duly endorsed, to be applied to the Obligations in such order as GC shall determine*. Upon the request of GC, any such distributions and payments with respect to any Investment Property held in any securities account shall be held and retained in such securities account as part of the Collateral.

     *,SUBJECT TO SECTION 7.5

     4.5 DISPUTES. Borrower shall notify GC promptly of all disputes* or claims relating to Receivables on the regular reports to GC. Borrower shall not forgive, or settle any Receivable for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's-length transactions, which are reported to GC on the regular reports provided to GC; (ii) no Default or Event of Default has occurred and is continuing; and (iii) taking into account all such settlements and forgiveness, the total outstanding Loans and other Obligations will not exceed the Credit Limit.

     *IN EXCESS OF $50,000

     4.6 RETURNS. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower in the ordinary course of its business, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount (sending a copy to GC). In the event any attempted return occurs after the occurrence of any Event of Default, Borrower shall (i) not accept any return without GC's prior written consent, (ii) hold the returned Inventory in trust for GC, (iii) segregate all returned


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Inventory from all of Borrower's other property, (iv) conspicuously label the returned Inventory as GC's property, and (v) immediately notify GC of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on GC's request deliver such returned Inventory to GC.

     4.7 VERIFICATION. GC may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables, by means of mail, telephone or otherwise, either in the name of Borrower or GC or such other name as GC may choose, and GC or its designee may, at any time, notify Account Debtors that *has a security interest in the Receivables.**

     *GC

     **IF NO EVENT OF DEFAULT EXISTS, GC WILL PROVIDE BORROWER WITH ONE WEEK'S PRIOR WRITTEN NOTICE OF ANY SUCH VERIFICATION.

     4.8 LIABILITY. GC shall not under any circumstances be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to a Receivable, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Receivable, or for settling any Receivable in good faith for less than the full amount thereof, nor shall GC be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to a Receivable. Nothing herein shall, however, relieve GC from liability for its own gross negligence or willful misconduct.

5.   ADDITIONAL DUTIES OF THE BORROWER.

     5.1 INSURANCE. Borrower shall, at all times, insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to GC, in such form and amounts as GC may reasonable require*, and Borrower shall provide evidence of such insurance to GC, so that GC is satisfied that such insurance is, at all times, in full force and effect. All such insurance policies shall name GC as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to GC. Upon receipt of the proceeds of any such insurance, GC shall apply such proceeds in reduction of the Obligations as GC shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, GC shall release to Borrower** insurance proceeds with respect to Equipment totaling less than $100,000, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid***. GC may require reasonable assurance that the insurance


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proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, GC may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to GC copies of all**** reports made to insurance companies.

     *IN ACCORDANCE WITH APPLICABLE LAW

     **(i)

     ***AND (ii) INSURANCE PROCEEDS WITH RESPECT TO INVENTORY TOTALING LESS THAN $100,000 WHICH SHALL BE UTILIZED BY BORROWER FOR THE REPLACEMENT OF THE INVENTORY WITH RESPECT TO WHICH THE INSURANCE PROCEEDS WERE PAID.

     ****MATERIAL

     5.2 REPORTS. Borrower, at its expense, shall provide GC with the written reports set forth in the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as GC shall from time to time reasonably specify.

     5.3 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At reasonable times, and on one business day's notice, GC, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records*. GC shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but GC shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The foregoing inspections and audits shall be at Borrower's expense and the charge therefor shall be $600 per person per day (or such higher amount as shall represent GC's then current standard charge for the same), plus reasonable out-of-pockets expenses. Borrower shall not be charged more than $3,000 per audit (plus reasonable out-of-pockets expenses), nor shall audits be done more frequently than four times per calendar year**, provided that the foregoing limits shall not apply after the occurrence of a Default or Event of Default, nor shall they restrict GC's right to conduct audits at its own expense (whether or not a Default or Event of Default has occurred). Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Address, without first obtaining GC's written consent, which may be conditioned upon such accounting firm, service bureau or other third party agreeing to give GC the same rights with respect to access to books and records and related rights as GC has under this Agreement.


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     *ANY SUCH INSPECTION SHALL BE CONDUCTED BY GC, OR ITS AGENTS, WITHOUT
MATERIAL HINDRANCE OR INTERRUPTION OF BORROWER'S BUSINESS.

     **OR MORE THAN ONCE DURING ANY TWO MONTH PERIOD IN ANY CALENDAR YEAR

     5.4 REMITTANCE OF PROCEEDS. All proceeds arising from the sale or other disposition of any Collateral shall be delivered, in kind, by Borrower to GC* in the original form in which received by Borrower not later than the following business day after receipt by Borrower**, to be applied to the Obligations in such order as GC shall determine***; provided that, if no Default or Event of Default has occurred and is continuing, and if no term loan is outstanding hereunder, then Borrower shall not be obligated to remit to GC the proceeds of the sale of Equipment which is sold in the ordinary course of business, in a good-faith arm's-length transaction****. Except for the proceeds of the sale of Equipment as set forth above, Borrower shall not commingle proceeds of Collateral with any of Borrower's other funds or property, and shall hold such proceeds separate and apart from such other funds and property and in an express trust for GC. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

     *(OR, AT GC'S REQUEST, INTO A LOCKBOX ACCOUNT, OR OTHER BLOCKED ACCOUNT, ESTABLISHED PURSUANT TO AN AGREEMENT ACCEPTABLE TO GC, AND WITH A BANK SELECTED BY BORROWER WHICH IS ACCEPTABLE TO GC)

     **(EXCEPT WIRE TRANSFER REMITTANCES RECEIVED BY BORROWER SHALL BE TRANSMITTED TO GC IN TOTAL THE DAY FOLLOWING POSTING TO BORROWER'S BANK ACCOUNT)

     ***(SUBJECT TO SECTION 7.5)

     ****NOR SHALL BORROWER BE OBLIGATED TO REMIT TO GC ANY SUCH PROCEEDS UNLESS THE AGGREGATE AMOUNT THEREOF RECEIVED AND HELD BY THE BORROWER EQUALS OR EXCEEDS $25,000

     5.5 NEGATIVE COVENANTS. Except as may be permitted in the Schedule, Borrower shall not, without GC's prior written consent, do any of the following:
(i) merge or consolidate with another corporation or entity*; (ii) acquire any assets, except in the ordinary course of business**; (iii) enter into any***,
(iv) sell or transfer any Collateral, except that, provided no Default or Event of Default has occurred and is continuing, Borrower may (a) sell finished Inventory in the ordinary course of Borrower's business, (b) if no term loan is outstanding hereunder, sell Equipment in the ordinary course of business, in good-faith arm's-length transactions, and (c) license or sublicense on a non-exclusive basis intellectual property in the ordinary course of Borrower's business; (v) store any Inventory or other Collateral with any


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warehouseman or other third party****; (vi) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis; (vii) make any loans of any money or other assets*****; (viii) incur any debts, outside the ordinary course of business, which would have a material adverse effect on Borrower or on the prospect of repayment of the Obligations; (ix) guarantee or otherwise become liable with respect to the obligations of another party or entity+; (x) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower); (xi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock++; (xii) make any change in Borrower's capital structure which would have a material adverse effect on Borrower or on the prospect of repayment of the Obligations; or (xiii) dissolve or elect to dissolve; or (xiv) agree to do any of the foregoing.

     *(EXCEPT IN A TRANSACTION IN WHICH (A) THE CURRENT MAJORITY SHAREHOLDERS OF THE BORROWER HOLD AT LEAST 51% OF THE COMMON STOCK AND ALL OTHER CAPITAL STOCK OF THE SURVIVING CORPORATION IMMEDIATELY AFTER SUCH MERGER OR CONSOLIDATION, (B) THE BORROWER IS THE SURVIVING CORPORATION AND (C) NO DEFAULT OR EVENT OF DEFAULT SHALL EXIST EITHER IMMEDIATELY PRIOR TO OR AFTER GIVING EFFECT TO THE TRANSACTION, AND EXCEPT THAT BORROWER MAY MERGE INTO ANOTHER CORPORATION FOR PURPOSES OF EFFECTING A REINCORPORATION INTO ANOTHER STATE AFTER GC HAS NOTIFIED BORROWER IN WRITING THAT ALL STEPS NECESSARY TO PROTECT THE VALIDITY AND PERFECTION OF GC'S FIRST-PRIORITY SECURITY INTEREST IN THE COLLATERAL, SUBJECT TO PERMITTED LIENS, HAVE BEEN TAKEN)

     **(EXCEPT IN A TRANSACTION OR A SERIES OF TRANSACTIONS NOT INVOLVING THE PAYMENT OF AN AGGREGATE AMOUNT IN EXCESS OF $100,000, PROVIDED THAT NO DEFAULT OR EVENT OF DEFAULT SHALL EXIST EITHER IMMEDIATELY PRIOR TO OR AFTER GIVING EFFECT TO THE TRANSACTION)

     ***BUSINESS SUBSTANTIALLY DIFFERENT FROM THAT PRESENTLY ENGAGED IN

     ****, UNLESS SUCH WAREHOUSEMAN OR OTHER THIRD PARTY ENTERS INTO A BAILEE AGREEMENT WITH GC ON TERMS SATISFACTORY TO GC IN ITS SOLE DISCRETION

     *****, EXCEPT (A) ADVANCES TO SUBSIDIARIES OF THE BORROWER AND CUSTOMERS OR SUPPLIERS, IN EACH CASE, IF CREATED, ACQUIRED OR MADE IN THE ORDINARY COURSE OF BUSINESS, (B) TRAVEL ADVANCES IN THE ORDINARY COURSE OF BUSINESS, (C) EMPLOYEE RELOCATION LOANS IN THE ORDINARY COURSE OF BUSINESS, (D) OTHER EMPLOYEE LOANS AND ADVANCES IN THE ORDINARY COURSE OF BUSINESS, (E) LOANS TO EMPLOYEES, OFFICERS AND DIRECTORS FOR THE PURPOSE OF PURCHASING EQUITY SECURITIES OF THE BORROWER, (F) OTHER LOANS TO OFFICERS AND EMPLOYEES APPROVED BY THE BOARD OF DIRECTORS OF THE BORROWER AND (G) OTHER LOANS OR EXTENSIONS OF CREDIT NOT OTHERWISE PERMITTED HEREUNDER, PROVIDED THAT THE AGGREGATE AMOUNT OF ALL OF THE FOREGOING ITEMS SET FORTH IN (A), (B), (D), (E), (F) AND (G) SHALL NOT EXCEED $1,000,000 AT ANY ONE TIME OUTSTANDING EXCEPT THAT

ANY LOANS MADE PRIOR TO THE DATE HEREOF PURSUANT TO ITEM (A) SHALL NOT BE INCLUDED IN SAID $1,000,000 LIMIT, AND PROVIDED, FURTHER, THAT NO DEFAULT OR EVENT OF DEFAULT SHALL EXIST EITHER IMMEDIATELY PRIOR TO OR AFTER GIVING EFFECT TO THE MAKING OF ANY OF THE FOREGOING ADVANCES, LOANS OR OTHER EXTENSIONS OF CREDIT IN CLAUSES (A) THROUGH (G)

     +EXCEPT THAT BORROWER MAY ISSUE GUARANTEES OF ITS SUBSIDIARIES' OBLIGATIONS IN THE ORDINARY COURSE OF ITS BUSINESS IN AN AGGREGATE AMOUNT AT ANY ONE TIME OUTSTANDING NOT TO EXCEED $250,000

     ++(EXCEPT THAT BORROWER MAY REPURCHASE OR REDEEM SHARES OF ITS CAPITAL STOCK (A) PURSUANT TO EMPLOYEE OPTION PLANS FOR AN AGGREGATE PURCHASE PRICE NOT TO EXCEED $100,000 PER FISCAL YEAR, ON A NON-CUMULATIVE BASIS AND (B) IF A CAPITAL CONTRIBUTION TO BORROWER HAS BEEN MADE PRIOR TO ANY SUCH PURCHASE OR REDEMPTION IN AN AGGREGATE AMOUNT AT LEAST EQUAL TO THE AMOUNT OF THE PURCHASE OR REDEMPTION)

     5.6 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against GC with respect to any Collateral or in any manner relating to Borrower, Borrower shall, without expense to GC, make available Borrower and its officers, employees and agents, and Borrower's books and records, without charge, to the extent that GC may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

     5.7 NOTIFICATION OF CHANGES. Borrower will promptly notify GC in writing of any change in its* directors, the opening of any new bank account or other deposit account, the opening of any new securities account, and any material adverse change in the business or financial affairs of Borrower.

     *EXECUTIVE OFFICERS OR

     5.8 FURTHER ASSURANCES. Borrower agrees, at its expense, on request by GC, to execute all documents and take all actions, as GC may deem reasonably necessary or useful in order to perfect and maintain GC's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

     5.9 INDEMNITY. Borrower hereby agrees to indemnify GC and hold GC harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including attorneys' fees), of every nature, character and description, which GC may sustain or incur based upon or arising out of any of the Obligations, any actual or alleged failure to collect and pay over any withholding or other tax relating to Borrower or its employees, any relationship or agreement between GC and Borrower, any actual or alleged failure of

GC to comply with any writ of attachment or other legal process relating to Borrower or any of its property, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by GC relating to Borrower or the Obligations (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of GC or any of its directors, officers, employees, agents, attorneys, or any other person affiliated with or representing GC). Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

6.   TERM.

     6.1 MATURITY DATE. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the "Maturity Date"); provided that the Maturity Date shall automatically be extended, and this Agreement shall automatically and continuously renew, for successive additional terms of one year each, unless one party gives written notice to the other, not less than sixty days prior to the next Maturity Date, that such party elects to terminate this Agreement effective on the next Maturity Date.

     6.2 EARLY TERMINATION. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three business days after written notice of termination is given to GC; or (ii) by GC at any time after the occurrence of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrower or by GC under this Section 6.2, Borrower shall pay to GC a termination fee (the "Termination Fee") in the amount shown on the Schedule. The Termination Fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.

     6.3 PAYMENT OF OBLIGATIONS. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding letters of credit issued based upon an application, guarantee, indemnity or similar agreement on the part of GC, then on such date Borrower shall provide to GC cash collateral in an amount equal to 110% of the face amount of all such letters of credit plus all interest, fees and costs due or (in GC's* estimation) likely to become due in connection therewith, to secure all of the Obligations relating to said letters of credit, pursuant to GC's then standard form cash pledge agreement.

Notwithstanding any termination of this Agreement, all of GC's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the discretion of GC, GC may, in its sole discretion, refuse to make any further loans after termination. No termination shall in any way affect or impair any right or remedy of GC, nor shall any such termination relieve Borrower of any Obligation to GC, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, GC shall promptly deliver to Borrower termination statements, requests for reconveyances and such other documents as may be reasonably required to terminate GC's security interests.

     *REASONABLE

7.   EVENTS OF DEFAULT AND REMEDIES.

     7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give GC immediate written notice thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to GC by Borrower or any Guarantor or any of Borrower's or any Guarantor's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect; or
(b) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation*; (c) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit; or (d) Borrower shall fail to perform any non-monetary Obligation which by its nature cannot be cured; or (e) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within ** business days after the date performance is due; or (f) any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within *** days after the occurrence of the same; or (g) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien ****; or (h) Borrower or any Guarantor breaches any material contract or obligation, which has or may reasonably be expected to have a material adverse effect on Borrower's or such Guarantor's business or financial condition; or (i) dissolution, termination of existence, insolvency or business failure of Borrower or any Guarantor; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower or any Guarantor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (j) the commencement of any proceeding against Borrower or any Guarantor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 45 days after the date commenced; or (k) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing; or (l) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset pledged by any other Person to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such Person under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (m) Borrower or any Guarantor makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits or terminates its subordination agreement; or (n) there shall be a change in the record of beneficial ownership*****; or (o) Borrower or any Guarantor shall generally not pay its debts as they become due, or Borrower or any Guarantor shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (p) there shall be a material adverse change in Borrower's or any Guarantor's business or financial condition. GC may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred.

     *AND IN THE CASE OF ANY AMOUNT OTHER THAN PRINCIPAL, SUCH DEFAULT SHALL CONTINUE FOR THREE BUSINESS DAYS

     **20

     ***30

     ****, PROVIDED THAT IF THE AMOUNT INVOLVED IS LESS THAN $50,000 THEN THE SAME SHALL NOT BE AN EVENT OF DEFAULT UNLESS AND UNTIL THE HOLDER OF THE PERMITTED LIEN COMMENCES ANY ACTION TO ENFORCE ITS LIEN AGAINST ANY COLLATERAL;

     *****(WITHIN THE MEANING OF RULE 13D-3 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934) OF SECURITIES OF THE BORROWER REPRESENTING EFFECTIVE CONTROL OVER THE ELECTION OF A MAJORITY OF THE BOARD OF DIRECTORS OF THE BORROWER

     7.2 REMEDIES. Upon the occurrence and during the continuance of any Event of Default,* GC, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following**: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other document or agreement; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes GC without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as GC deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should GC seek to take possession of any of the Collateral by Court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that GC retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to GC at places designated by GC which are reasonably convenient to GC and Borrower, and to remove the Collateral to such locations as GC may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, GC shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time GC obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. GC shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as GC deems reasonable, or on GC's premises, or elsewhere and the Collateral need not be located at the place of disposition. GC may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrowers of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (g) Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes GC to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in GC's sole discretion, to grant extensions of time to pay, compromise claims and settle Receivables, General Intangibles and the like for less than face value; (h) Collect, receive, dispose of and realize upon any Investment Property, including withdrawal of any and all funds from any securities accounts; and (i) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by GC with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

     *AND AT ANY TIME THEREAFTER, WHILE SUCH EVENT OF DEFAULT IS CONTINUING

     **(EXCEPT THAT, PRIOR TO OR CONCURRENTLY WITH THE TAKING OF THE FIRST OF ANY OF THE FOLLOWING ACTIONS, GC SHALL GIVE BORROWER ONE GENERAL WRITTEN NOTICE STATING THAT GC IS "PROCEEDING TO EXERCISE ITS RIGHTS AND REMEDIES" OR WORDS TO THAT EFFECT)

     7.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. Borrower and GC agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrower at least *days prior to the sale, and, in the case of a public sale, notice of the sale is published at least *days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by GC, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m.;
(v) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, GC may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. GC shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable. Without limiting the generality of the foregoing, Borrower recognizes that GC may be unable to make a public sale of any or all of the Investment Property, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.

     *TEN

     7.4 POWER OF ATTORNEY. Upon the occurrence and during the continuance of any Event of Default, without limiting GC's other rights and remedies, Borrower grants to GC an irrevocable power of attorney coupled with an interest, authorizing and permitting GC (acting through any of its employees, attorneys or agents) at any time*, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but GC agrees to exercise the following powers in a commercially reasonable manner: (a) Execute on behalf of Borrower any documents that GC may, in its sole discretion, deem advisable in order to perfect and maintain GC's security interest in the Collateral, or in order to exercise a right of Borrower or GC, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements; (b) Execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of GC's Collateral or in which GC has an interest; (c) Execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's materialman's or other lien; (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into GC's possession, (e) Endorse all checks and other forms of remittances received by GC; (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (h) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both; (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give GC the same rights of access and other rights with respect thereto as GC has under this Agreement; (k) Execute and deliver to any securities intermediary or other Person any entitlement order, account control agreement or other notice, document or instrument with respect to any Investment Property; and (l) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and reasonable attorneys' fees incurred by GC with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall GC's rights under the foregoing power of attorney or any of GC's other rights under this Agreement be deemed to indicate that GC is in control of the business, management or properties of Borrower.

     *DURING THE CONTINUANCE OF SUCH EVENT OF DEFAULT

     7.5 APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale or other disposition of the Collateral shall be applied by GC first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by GC in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as GC shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to GC for any deficiency. If, GC, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, GC shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by GC of the cash therefor.

     7.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, GC shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between GC and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by GC of one or more of its rights or remedies shall not be deemed an election, nor bar GC from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of GC to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

8. DEFINITIONS. (As used in this agreement, the following terms have the following meanings:

     "ACCOUNT DEBTOR" means the obligor on a Receivable.

     "AFFILIATE" means, with respect to any Person, a relative, partner*, shareholder, director, **officer of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

     *FIVE PERCENT

     **OR

     "AGREEMENT" and "THIS AGREEMENT" means this Loan and Security Agreement and all modifications and amendments thereto, extensions thereof, and replacements therefor.

     "BUSINESS DAY" means a day on which GC is open for business.

     "CODE" means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

     "COLLATERAL" has the meaning set forth in Section 2.1 above.

     "DEFAULT" means any event which with notice or passage of time or both, would constitute an Event of Default.

     "DEPOSIT ACCOUNT" has the meaning set forth in Section 9105 of the Code.

     "ELIGIBLE RECEIVABLES" means unconditional Receivables arising in the ordinary course of Borrower's business from the completed sale of goods or rendition of services*, which GC, in its sole judgment, shall deem eligible for borrowing, based on such considerations as GC may from time to time deem appropriate.

     *OR THE LICENSING OR SOFTWARE

     "EQUIPMENT" means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

     "EVENT OF DEFAULT" means any of the events set forth in Section 7.1 of this Agreement.

     "GENERAL INTANGIBLES" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise) and all judgments now or hereafter arising therefrom, all claims of Borrower against GC, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables)*.

     *PROVIDED THAT THE INSURANCE POLICIES DESIGNATED IN THE SCHEDULE SHALL BE EXCLUDED HEREFROM

     "GUARANTOR" means any Person who has guaranteed any of the Obligations.

     "INVENTORY" means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including all raw materials, work in process, finished goods and goods in transit), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

     "INVESTMENT PROPERTY" means any and all investment property of Borrower, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and whether now existing or hereafter acquired or arising.

     "LIBOR RATE" means (i) the one-month London Interbank Offered Rate for deposits in U.S. dollars, as shown each day in The Wall Street Journal (Eastern Edition) under the caption "Money Rates - London Interbank Offered Rates (LIBOR)"; or (ii) if the Wall Street Journal does not publish such rate, the offered one-month rate for deposits in U.S. dollars which appears on the Reuters Screen LIBO Page as of 10:00 a.m., New York time, each day, PROVIDED that if at least two rates appear on the Reuters Screen LIBO Page on any day, the "LIBOR Rate" for such day shall be the arithmetic mean of such rates; or (iii) if the Wall Street Journal does not publish such rate on a particular day and no such rate appears on the Reuters Screen LIBO Page on such day, the rate per annum at which deposits in U.S. dollars are offered to the principal London office of Bank of America N.T.&S.A. (or its successor) in the London interbank market at approximately 11:00 A.M., London time, on such day in an amount approximately equal to the outstanding principal amount of the Loans, for a period of one month, in each of the foregoing cases as determined in good faith by GC, which determination shall be conclusive absent manifest error.

     "OBLIGATIONS" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to GC, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by GC in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorneys' fees, expert witness fees, audit fees, letter of credit fees, loan fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and GC.

     "PERMITTED LIENS" means the following: (i) purchase money security interests in specific items of Equipment; (ii) leases of specific items of Equipment; (iii) liens for taxes*; (iv) additional security interests and liens which are subordinate to the security interest in favor of GC and are consented to in writing by GC (which consent shall not be unreasonably withheld); (v) security interests being terminated substantially concurrently with this Agreement; (vi) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent**; (vii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (viii) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods***. GC will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on GC's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of GC, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

     *, OR GOVERNMENTAL FEES, ASSESSMENTS OR OTHER GOVERNMENTAL CHARGES OR LEVIES, EITHER NOT DELINQUENT OR BEING CONTESTED IN GOOD FAITH BY APPROPRIATE PROCEEDINGS, PROVIDED THE SAME HAVE NO PRIORITY OVER ANY OF GC'S SECURITY INTERESTS AND THE BORROWER MAINTAINS ADEQUATE RESERVES THEREFOR IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, CONSISTENTLY APPLIED.

     **MORE THAN 45 DAYS, OR ARE BEING CONTESTED IN GOOD FAITH (PROVIDED SUCH LIEN IS NOT FORECLOSED)

     ***; (IX) ANY JUDGMENT, ATTACHMENT OR SIMILAR LIEN, UNLESS THE JUDGMENT IT SECURES IS NOT FULLY COVERED BY INSURANCE AND HAS NOT BEEN DISCHARGED OR EXECUTION THEREOF EFFECTIVELY STAYED AND BONDED AGAINST PENDING APPEAL WITHIN 45 DAYS OF THE ENTRY THEREOF PROVIDED THAT, IF THE JUDGMENT IS NOT FULLY COVERED BY INSURANCE OR EXECUTION THEREOF HAS NOT BEEN SO STAYED AND BONDED, GC SHALL NOT BE REQUIRED TO MAKE ANY LOANS OR OTHERWISE EXTEND CREDIT TO OR FOR THE BENEFIT OF BORROWER; (X) LICENSES OR SUBLICENSES GRANTED TO OTHERS NOT INTERFERING IN ANY MATERIAL RESPECT WITH THE BUSINESS OF BORROWER; AND (XI) LIENS WHICH CONSTITUTE RIGHTS OF SET-OFF OF A CUSTOMARY NATURE OR BANKER'S LIENS ON AMOUNTS ON DEPOSIT, WHETHER ARISING BY CONTRACT OR BY OPERATION OF LAW, IN CONNECTION WITH ARRANGEMENTS ENTERED INTO WITH DEPOSITORY INSTITUTIONS IN THE ORDINARY COURSE OF BUSINESS

     "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

     "RECEIVABLES" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

     OTHER TERMS. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9.   GENERAL PROVISIONS.

     9.1 INTEREST COMPUTATION. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by GC (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by GC on account of the Obligations three Business Days after receipt by GC of immediately available funds. GC shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to GC in its discretion, and GC may charge Borrower's Loan account for the amount of any item of payment which is returned to GC unpaid.

     9.2 APPLICATION OF PAYMENTS. * payments with respect to the Obligations may be applied, and in GC's sole discretion reversed and reapplied, to the Obligations, in such order and manner as GC shall determine in its sole discretion.

     *SUBJECT TO SECTION 7.5, ALL

     9.3 CHARGES TO ACCOUNT. GC may, in its discretion, require that Borrower pay monetary Obligations in cash to GC, or charge them to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans.

     9.4 MONTHLY ACCOUNTINGS. GC shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by GC), unless Borrower notifies GC in writing to the contrary within *days after each account is rendered, describing the nature of any alleged errors or admissions.

     *90

     9.5 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service, or by facsimile, or by regular first-class mail, or certified mail return receipt requested, addressed to GC or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one business day following delivery to the private delivery service, or one day after the date sent by facsimile, or *

     *UPON DELIVERY IN THE CASE OF NOTICES SENT BY MAIL

     9.6 SEVERABILITY. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

     9.7 INTEGRATION. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and GC and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

     9.8 WAIVERS. The failure of GC at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and GC shall not waive or diminish any right of GC later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to GC shall be deemed to have been waived by any act or knowledge of GC or its agents or employees, but only by a specific written waiver signed by an authorized officer of GC and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by GC on which Borrower is or may in any way be liable, and notice of any action taken by GC, unless expressly required by this Agreement.

     9.9 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of GC.

     9.10 TIME OF ESSENCE. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

     9.11 ATTORNEYS' FEES AND COSTS. Borrower shall reimburse GC for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by GC, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs GC incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement;

obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce GC's security interest in, the Collateral; and otherwise represent GC in any litigation relating to Borrower. If either GC or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which GC may be entitled pursuant to this Paragraph shall immediately become part of Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

     9.12 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and GC; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of GC, and any prohibited assignment shall be void. No consent by GC to any assignment shall release Borrower from its liability for the Obligations.

     9.13 JOINT AND SEVERAL LIABILITY. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

     9.14 LIMITATION OF ACTIONS. Any claim or cause of action by Borrower against GC, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Agreement, or any other present or future document or agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by GC, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after* the act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of GC, or on any other person authorized to accept service on behalf of GC, within thirty (30) days thereafter. Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of GC in its sole discretion. This provision shall survive any termination of this Agreement or any other present or future agreement.

     *BORROWER LEARNS OF, OR IN THE EXERCISE OF REASONABLE DILIGENCE SHOULD HAVE LEARNED OF,

     9.15 PARAGRAPH HEADINGS; CONSTRUCTION. Paragraph headings are only used in this Agreement for convenience. Borrower and GC acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including," whenever used in this Agreement, shall mean "including (but not limited to)." This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against GC or Borrower under any rule of construction or otherwise.

     9.16 GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of GC and Borrower shall be governed by the laws of the State of California. As a material part of the consideration to GC to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at GC's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Los Angeles County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

     9.17 MUTUAL WAIVER OF JURY TRIAL. BORROWER AND GC EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN GC AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF GC OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH GC OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

                                           Borrower:

                                             SkillSoft Corporation

                                                 /s/ Thomas J. McDonald
                                             By:___________________________
                                                 President or Vice President

                                                 /s/ Thomas J. McDonald
                                             By:___________________________
                                                 Secretary or Ass't Secretary

                                           GC:

                                               GREYROCK CAPITAL,
                                               a Division of NationsCredit
                                               Commercial Corporation

                                                   /s/
                                               By:_________________________

                                                      SVP
                                               Title:_______________________

                                   SCHEDULE TO
                           LOAN AND SECURITY AGREEMENT

Borrower:         SkillSoft Corporation
Address:          20 Industrial Park Drive
                  Nashua, NH 03062

Date:             June 18, 1999

This Schedule is an integral part of the Loan and Security Agreement between GREYROCK CAPITAL, A DIVISION OF NATIONSCREDIT COMMERCIAL CORPORATION ("GC") and the borrower named above ("Borrower") of even date.

1.   CREDIT LIMIT
     (Section 1.1):           An amount not to exceed the lesser of (1) or (2)
                              below:

                              (1)  $5,000,000 at any one time outstanding; or

                              (2) an amount equal to the sum of the following (without duplication):

                                   (i)  an amount equal to 80% of the amount
                                        of Borrower's Eligible Receivables (as
                                        defined in Section 8 above), plus

                                   (ii) the unpaid principal balance of the Term
                                        Loans made by GC to Borrower up to an
                                        original aggregate principal amount at
                                        any time outstanding of $1,000,000 (the
                                        "Term Loans") and will be evidenced by
                                        the Secured Promissory Note (the "Term
                                        Note") of even date herewith made by
                                        Borrower to the order of GC.

                              The Term Loans will be made in multiple
                              disbursements and repayable on the terms set forth in the Term Note. Amounts outstanding under the Term Note may be borrowed, prepaid and reborrowed at any time prior to the Maturity Date.

2.   INTEREST
     INTEREST RATE (Section 1.2):  The interest rate in effect throughout each calendar month during the term of this
                                   Agreement shall be the highest "LIBOR Rate" in effect during such month, plus 4.875% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "LIBOR Rate" has the meaning set forth in Section 8 above.

3.   FEES (Section 1.3/Section 6.2):

          LOAN FEE:                $50,000, payable concurrently herewith.

          TERMINATION FEE:         None.

          NSF CHECK CHARGE:        $15.00 per item.

          WIRE TRANSFERS:          $15.00 per transfer.

4.   MATURITY DATE                 June 30, 2000, subject to automatic renewal
                                   as provided in Section 6.1 above, and early termination as provided in Section 6.2 above.

5.   REPORTING                     Borrower shall provide GC with the following:
     (Section 5.2):
                                   1.   Annual financial statements, as soon as
                                        available, and in any event within 90
                                        days following the end of Borrower's
                                        fiscal year, certified by independent
                                        certified public accountants acceptable
                                        to GC.

                                   2.   Quarterly unaudited financial
                                        statements, as soon as available, and in any event within 30 days after the end of each fiscal quarter of Borrower.

                                   3.   Monthly unaudited financial statements
                                        as soon as available and, in any event,
                                        no later than 30 days after the end of
                                        each month.

                                   4.   Monthly Receivable agings, aged by
                                        invoice date, within 10 days after the
                                        end of each month.

                                   5. Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers within 10 days after the end of each month.

6.   BORROWER
     INFORMATION:

     PRIOR NAMES OF BORROWER       -
     (Section 3.2):                                      N/A
                                   ---------------------------------------------

     PRIOR TRADE NAMES OF
     BORROWER                      -
     (Section 3.2):                                      N/A
                                   ---------------------------------------------

     EXISTING TRADE NAMES OF
     BORROWER                      -
     (Section 3.2):                _____________________________________________

     OTHER LOCATIONS AND
     ADDRESSES                     -
     (Section 3.3):                                      N/A
                                   ---------------------------------------------

     MATERIAL ADVERSE LITIGATION   -
     (Section 3.10:)               NATIONAL EDUCATION TRAINING GROUP, INC. V
                                   SKILLSOFT CORPORATION, ET. AL.

     CERTAIN EXCLUDED              The following insurance policies:
     COLLATERAL                    Certain insurance policies (nos. RNHLD1013,
     (Section 8):                  Reliance Insurance; 28043644, The New
                                   England; and VIBL015637, CNA) naming C.E.
                                   Moran as insured.

7.   COPYRIGHT REGISTRATION COVENANT

(Section 5.8):                     Borrower agrees promptly, and in any event
                                   not later than 60 days after the date hereof
                                   (the

                                   "Registration Completion Date"), to have any of its currently unregistered copyrightable software, computer programs and other materials registered with the U.S. Copyright Office in Washington, D.C. (the "Copyright Office") and to promptly provide GC with evidence of such registration. Borrower will, on an ongoing basis, promptly register any future unregistered copyrightable software, computer programs and other materials with the Copyright Office. Until the Registration Completion Date Borrower may request Loans notwithstanding any noncompliance with
                                   Section 2(f) of the Security Agreement in
                                   Copyrighted Works (the "Copyright Security
                                   Agreement") between Borrower and GC (which
                                   Section 2(f) requires registration with the Copyright Office of any copyright the sale, licensing or other disposition of which results in any Receivable (a "Copyright Receivable") with respect to which any Loan is requested). Effective the Registration Completion Date, no Loan request may be made with respect to any Copyright Receivables if GC has not made its filing with the Copyright Office with respect to the copyright giving rise to such Copyright Receivables.

BORROWER:                                    GC:

SKILLSOFT CORPORATION                        GREYROCK CAPITAL,
                                             A DIVISION OF NATIONSCREDIT
                                             COMMERCIAL CORPORATION

    /s/ Thomas J. McDonald                       /s/
BY: _________________________________        BY: _______________________________
    PRESIDENT OR VICE PRESIDENT
                                                    SVP
                                             TITLE: ____________________________
    /s/ Thomas J. McDonald
BY: _________________________________
    SECRETARY OR ASS'T SECRETARY

                             SECURED PROMISSORY NOTE

$1,000,000                 Los Angeles, California                 June 18, 1999

     FOR VALUE RECEIVED, the undersigned (the "Borrower") promises to pay to the order of GREYROCK CAPITAL, A DIVISION OF NATIONSCREDIT COMMERCIAL CORPORATION ("GC"), at 10880 Wilshire Boulevard, Suite 1850, Los Angeles, California 90024, or at such other address as the holder of this Note shall direct, the principal sum of One Million Dollars ($1,000,000), or, if less, the aggregate principal amount of the Term Loans made by GC to the Borrower pursuant to the Loan and Security Agreement between the Borrower and GC dated June 18, 1999 (the "Loan Agreement"), on the date the Loan and Security Agreement terminates by its terms or is terminated by either party in accordance with its terms (the "Maturity Date"). On the Maturity Date the entire remaining unpaid principal balance of this Note, plus any and all accrued and unpaid interest, shall be due and payable.

     This Note shall bear interest on the unpaid principal balance hereof from time to time outstanding at a rate equal to the following: The interest rate in effect throughout each calendar month during the term of this Note shall be the highest "LIBOR Rate" in effect during such month, plus 4.875% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "LIBOR Rate" has the meaning set forth in the Loan Agreement.

     Accrued interest on this Note shall be payable monthly, in arrears, commencing on the last day of the month in which the first Term Loan is made under the Loan Agreement, and continuing on the last day of each succeeding month. Any accrued interest not paid when due shall bear interest at the same rate as the principal hereunder.

     The principal hereof may be prepaid at any time, in whole or in part, without any obligation to pay any prepayment fee or premium. Accrued interest on any principal amount hereof prepaid shall be due on the prepayment date as to the principal amount hereof prepaid.

         Principal of and interest on this Note shall be payable in lawful money of the United States of America. If a payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon during such extension.

     Upon the occurrence of and during the continuance of any Event of Default (as defined in the Loan Agreement), GC may, at its option, at any time thereafter, declare the entire unpaid principal balance of this Note plus all accrued interest to be immediately due and payable, without notice or demand. The acceptance of any installment of principal or interest by GC after the time when it becomes due, as herein specified, shall not be held to establish a custom, or to waive any rights of GC to enforce payment when due of any further installments or any other rights, nor shall any failure or delay to exercise any rights be held to waive the same.

     All payments hereunder are to be applied first to costs and fees referred to hereunder, second to the payment of accrued interest and the remaining balance to the payment of principal. Any principal prepayment hereunder shall be applied against principal payments in the inverse order of maturity. GC shall have the continuing and exclusive right to apply or reverse and reapply any and all payments hereunder. Principal and interest becoming due hereunder may, in GC's discretion, be charged to Borrower's loan account under the Loan Agreement, and the same shall thereafter bear interest at the same rate as the other Loans under the Loan Agreement.

     The Borrower agrees to pay all costs and expenses (including without limitation reasonable attorneys' fees) incurred by GC in connection with or related to this Note, or its enforcement, whether or not suit be brought. The Borrower hereby waives presentment, demand for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and the Borrower hereby waives the benefits of any statute of limitations with respect to any action to enforce, or otherwise related to, this Note.

     This Note is secured by the Loan Agreement and all other present and future security agreements between the Borrower and GC. Nothing herein shall be deemed to limit any of the terms or provisions of the Loan Agreement or any other present or future document, instrument or agreement, between the Borrower and GC, and all of GC's rights and remedies hereunder and thereunder are cumulative.

     In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

     No waiver or modification of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by a duly authorized officer of GC, and then only to the extent therein specifically set forth. If more than one person executes this Note, their obligations hereunder shall be joint and several.

     BORROWER HEREBY WAIVES, AND GC BY ITS ACCEPTANCE HEREOF WAIVES, THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (I) THIS NOTE; OR (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN GC AND BORROWER; OR (III) ANY CONDUCT, ACTS OR OMISSIONS OF GC OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH GC OR BORROWER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

     This Note is payable in, and shall be governed by the laws of, the State of California.

                                        SKILLSOFT CORPORATION

                                           /s/ Thomas J. McDonald
                                        BY ________________________________
                                           VICE PRESIDENT

                                           /s/ Thomas J. McDonald
                                        BY ________________________________
                                           SECRETARY